News Release

HCi Viocare (OTCQB:VICA) files new international patent application for advances in pressure and shear sensing technology

Glasgow, Wednesday 16 December 2015. UK-based bio-engineering company HCi Viocare Technologies, the developers behind the Smart Insole that monitors diabetic feet, has filed for a new International (PCT) patent application for its pressure and shear sensing technology, which covers over 140 countries around the world. The new patent builds on the company’s three UK patent applications filed in December 2014, with further advances made to the sensor systems, and a wider range of applications in products that touch people’s everyday lives.

HCi Viocare’ shears and pressure sensing technology has been a ground breaking innovation initially addressed to people with diabetes, aiming at preventing foot or toe amputation.  Its first application, the Smart Insole was designed to help diabetes patients make informed decisions about the levels of activity that are appropriate for them, in order to protect their feet, while performing their everyday routine.

The technology is using a multitude of sensors to detect shear and pressure providing on demand information wirelessly. The uniqueness of the HCi Viocare’s sensing technology consists of its affordability, the overcoming of obstacles like heat and humidity that negatively impact other sensing methods and its incomparable flexibility and adaptability to different applications.

The high interest shown by prospective partners for the company’s technology after its initial application to the diabetic insole, drove HCi Viocare to develop further applications in areas such as the athletic shoes, mattresses, bicycles, car seats, gaming and many others. The smart insole for the athletic shoes is one of the hottest applications, building on the unstoppable momentum of the wearable devices sector. Incorporated into a shoe or as a stand-alone insole, the everyday athlete can receive unprecedented information to help improve their performance and prevent injuries, including a full lower leg gait analysis and an understanding of the activity’s impact on knees.

Christos Kapatos, HCi Viocare’s co-founder and CTO stated, “Innovation is in the DNA of our company and our goal is to provide cutting edge technology that can empower people with information. We want to give our licensing partners the opportunity to offer new, cost effective products that improve people’s health, wellbeing and everyday experience. Our new international patent filing gives us a further boost in achieving our goals.”

About HCi Viocare Technologies Ltd
The company is a Glasgow-based subsidiary of HCi Viocare, which has a dual, complementary business model of 1) creating the first cross-border independent chain of Prosthetics & Orthotics (P&O) and Diabetic Foot clinics in Europe and the Middle East and 2) developing a portfolio of biomedical technologies to address unmet needs in the diabetic foot, P&O and other health & wellbeing areas, for licensing to established industry participants. HCi Viocare is listed in the OTC Markets in the USA, has its executive office in Athens, Greece and R&D centre in Glasgow, UK.

Please visit: www.hciviocare.com

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements, including  but not limited to future developments in the areas of athletic shoes  and the information and performance of the company’s technology in such applications. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove correct, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company  acquired its first Prosthetics & Orthotics (P&O) clinic in June 2014 and is continuing development efforts for its other biomedical technologies, including a “smart insole” with several potential applications. There is no assurance that the Company will be successful in its ongoing expansion and development efforts, or that it will find suitable commercialization partners for its technologies. Except as required by law, HCi Viocare disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that HCi Viocare files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

For further information please contact
Lila Goulea
Weber Shandwick
T: + 30 210 8171100 / 210 8171152
e: lila.goulea@webershandwick.com